As filed with the Securities and Exchange Commission on August 3, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3248524 (IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California

(Address of Principal Executive Offices)

94080

(Zip Code)

2000 Equity Incentive Plan

2000 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(Name and address of agent for service)

(650) 624-1100

(Telephone number, including area code, of agent for service)

Copies to:

Chrystal Jensen, Esq.

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock (par value $0.001)	1,600,000 shares	$8.01	$12,816,000	$913.78

(1)     Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plans covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.

(2)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on July 30, 2010. The following chart illustrates the calculation of the registration fee.

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price
Shares issuable pursuant to the 2000 Equity Incentive Plan	1,250,000	$8.01	$10,012,500
Shares issuable pursuant to the 2000 Non-Employee Directors’ Stock Option Plan	350,000	$8.01	$2,803,500
Proposed Maximum Aggregate Offering Price	1,600,000	$8.01	$12,816,000

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 1,250,000 shares of the registrant’s common stock to be issued pursuant to the registrant’s 2000 Equity Incentive Plan, and (b) 350,000 shares of the registrant’s common stock to be issued pursuant to the registrant’s 2000 Non-Employee Directors’ Stock Option Plan.

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on November 4, 2008 (File No. 333-155031), December 18, 2007 (File No. 333-148132), June 1, 2006 (File No. 333-134622), June 17, 2005 (File No. 333-125895), January 8, 2004 (File No. 333-111782), June 26, 2003 (File No. 333-106532), October 30, 2001 (File No. 333-72492) and December 4, 2000 (File No. 333-51184) are incorporated by reference herein.

EXHIBITS

Number		Exhibit

4.1	(1)	Amended and Restated Certificate of Incorporation

4.2	(2)	Amended and Restated Bylaws

4.3	(1)	Specimen Common Stock Certificate

5.1		Opinion of Cooley LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages to this Registration Statement

99.1	(3)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated

99.2	(4)	2000 Equity Incentive Plan, as amended and restated

(1)     Documents incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)     Document incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(3)     Documents incorporated by reference to the registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2010.

(4)     Document incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 3, 2010.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board and Chief Executive	August 3, 2010
James M. Gower	Officer (Principal Executive Officer)

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer	August 3, 2010
Ryan D. Maynard	(Principal Financial and Accounting Officer)

/s/ Donald G. Payan	Executive Vice President, President of Discovery and Research	August 3, 2010
Donald G. Payan	and Director

/s/ Jean Deleage	Director	August 3, 2010
Jean Deleage

/s/ Bradford S. Goodwin	Director	August 3, 2010
Bradford S. Goodwin

/s/ Gary A. Lyons	Director	August 3, 2010
Gary A. Lyons

/s/ Walter H. Moos	Director	August 3, 2010
Walter H. Moos

/s/ Hollings C. Renton	Director	August 3, 2010
Hollings C. Renton

/s/ Peter S. Ringrose	Director	August 3, 2010
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	August 3, 2010
Stephen A. Sherwin

EXHIBITS

Number		Exhibit

4.1	(1)	Amended and Restated Certificate of Incorporation

4.2	(2)	Amended and Restated Bylaws

4.3	(1)	Specimen Common Stock Certificate

5.1		Opinion of Cooley LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages to this Registration Statement

99.1	(3)	2000 Non-Employee Directors’ Stock Option Plan, as amended and restated

99.2	(4)	2000 Equity Incentive Plan, as amended and restated

(1)     Documents incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)     Document incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(3)     Documents incorporated by reference to the registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2010.

(4)     Document incorporated by reference to the registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 1, 2010.